EX-23.e.1.a
Schedule A
Underwriting Agreement
between Nationwide Variable Insurance Trust and
Nationwide Fund Distributors LLC
Effective May 1, 2007
Amended December 3, 2007
Amended January 9, 2008
Amended March 24, 2009*
Name of Fund

NVIT Nationwide Fund
NVIT Growth Fund
NVIT Government Bond Fund
NVIT Money Market Fund
NVIT Money Market Fund II
NVIT Multi-Manager Small Company Fund
JP Morgan NVIT Balanced Fund
Van Kampen NVIT Comstock Value Fund
Gartmore NVIT Worldwide Leaders Fund
Federated NVIT High Income Bond Fund
NVIT Multi Sector Bond Fund
NVIT Multi-Manager Small Cap Value Fund
NVIT Mid Cap Index Fund
NVIT Multi-Manager Small Cap Growth Fund
NVIT Mid Cap Growth Fund
NVIT Technology and Communications Fund
NVIT Health Sciences Fund
Gartmore NVIT Emerging Markets Fund
Gartmore NVIT International Equity Fund
NVIT U.S. Growth Leaders Fund
NVIT Global Financial Services Fund
Gartmore NVIT Global Utilities Fund
NVIT Investor Destinations Aggressive Fund
NVIT Investor Destinations Moderately Aggressive Fund
NVIT Investor Destinations Capital Appreciation Fund
NVIT Investor Destinations Moderate Fund
NVIT Investor Destinations Balanced Fund
NVIT Investor Destinations Moderately Conservative Fund
NVIT Investor Destinations Conservative Fund
NVIT Nationwide Leaders Fund
NVIT Multi-Manager International Value Fund
NVIT S&P 500 Index Fund
Gartmore NVIT Developing Markets Fund

EX-23.e.1.a
American Funds NVIT Growth Fund
American Funds NVIT Global Growth Fund
American Funds NVIT Asset Allocation Fund
American Funds NVIT Bond Fund
American Funds NVIT Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Enhanced Income Fund
NVIT Multi-Manager Large Cap Growth Fund
NVIT Multi-Manager Mid Cap Growth Fund
NVIT Multi-Manager International Growth Fund
NVIT Core Bond Fund
NVIT Core Plus Bond Fund
Neuberger Berman NVIT Socially Responsible Fund
Neuberger Berman NVIT Multi Cap Opportunities Fund
Van Kampen NVIT Real Estate Fund
NVIT Cardinal Conservative Fund
NVIT Cardinal Moderately Conservative Fund
NVIT Cardinal Balanced Fund
NVIT Cardinal Moderate Fund
NVIT Cardinal Capital Appreciation Fund
NVIT Cardinal Moderately Aggressive Fund
NVIT Cardinal Aggressive Fund
NVIT Multi-Manager Mid Cap Value Fund
NVIT Short Term Bond Fund
NVIT Multi-Manager Large Cap Value Fund
Templeton NVIT International Value Fund
AllianceBernstein NVIT Global Fixed Income Fund
Oppenheimer NVIT Large Cap Growth Fund
American Century NVIT Multi Cap Value Fund
*As most recently approved at the September 18, 2008 Board Meeting.
[The remainder of this page is intentionally left blank.]

EX-23.e.1.a
          IN WITNESS WHEREOF, the parties hereto have executed this Schedule A on the effective date set forth above.
NATIONWIDE VARIABLE INSURANCE TRUST

By:	/s/ Allan J. Oster
Name: Allan J. Oster
Title: Assistant Secretary

NATIONWIDE FUND DISTRIBUTORS LLC

By:	/s/ Lee T. Cummings
Name: Lee T. Cummings
Title: Senior Vice President